EXHIBIT 31.4
CERTIFICATIONS
I, Anthony J. Restel, Senior Executive Vice President and Chief Financial Officer of IBERIABANK Corporation, certify that:
1. I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of IBERIABANK Corporation; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2020	/s/ Anthony J. Restel
Anthony J. Restel
Vice Chairman and Chief Financial Officer